                                                                    Exhibit 11

                     STERLING VISION, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)
                      (In Thousands, Except Per Share Data)

                                                                 March 31,
                                                               1996       1995
                                                               ----       ----
PRIMARY EARNINGS

  Net income                                                 $   158      $  867
                                                             =======      ======

  Weighted average number of common
    shares outstanding                                        12,277       9,963

  Incremental shares based on the treasury
    stock method for stock options, using
    the average market price                                     104        --
                                                             -------      ------

  Weighted average number of common share
    and common share equivalents outstanding                  12,381       9,963
                                                             =======      ======

  Primary earnings per common share                          $   .01      $  .09
                                                             =======      ======

FULLY DILUTED EARNINGS *

  Net income                                                 $   158      $  867
                                                             =======      ======

  Weighted average number of common
    shares outstanding                                        12,277       9,963

  Incremental shares based on the treasury
    stock method for stock options, using
    the average market price                                      71        --
                                                             -------      ------

   Weighted average number of common share
     and common share equivalents outstanding                 12,348       9,963
                                                             =======      ======

   Fully diluted earnings per common share                   $   .01      $  .09
                                                             =======      ======


* This calculation is submitted in accordance with Security Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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